Exhibit 10.67

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

CLASS A COMMON STOCK WARRANT AGREEMENT

MATECH CORP.,
a Delaware corporation (the “Company”)

THIS IS TO CERTIFY that, for value received, Livingston Investments, Ltd., or its assigns (collectively, the “Holder”) is entitled, subject to the terms and conditions set forth herein, to purchase, 2,000,000 shares of Class A common stock of the Company (the “Warrant Shares”) upon exercise at a purchase price of the lesser of (i) $0.001 per share, or (ii) 50% of market price (the “Warrant Price”).  This Warrant is issued under and in accordance with the Settlement Agreement and General Release, dated June 16, 2008, between the Holder and the Company and is subject to the terms and provisions contained therein, all of which are incorporated herein by this reference.

1.           TERM.  Subject to the terms of this Warrant, the Holder shall have the right, at any time during the period commencing at 9:00 a.m., Pacific Time, on the 17th day of October, 2008 and ending at 5:00 p.m., Pacific Time, on the 16th day of October, 2015 (the “Termination Date”), to purchase from the Seller the Warrant Shares upon payment to the Seller of the Warrant Price.

Notwithstanding anything to the contrary contained in this Warrant or otherwise, the Holder shall not be required, although it shall have the right, to exercise this Warrant.  It is further agreed that the Warrant Shares are stated after giving effect to a one for one-thousand reverse stock split completed in October 2008.

2.           MANNER OF EXERCISE.  Payment of the aggregate Warrant Price shall be made as described below.  Upon the payment of all or a portion of the Warrant Price and delivery of the Election to Purchase, a form of which is attached hereto, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder, and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon each exercise of the Warrant.  Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrant (or if less than the entire Warrant is exercised, upon the delivery of the new Warrant described below) and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.  The Warrant shall be exercisable, at the election of each Holder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrant is exercised in respect of less than all of the Warrant Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrant shall be issued by the Company to such Holder.

Payment of the Warrant Price may be made by either of the following, or a combination thereof, at the election of Holder:

(i)          Cash Exercise: cash, bank or cashiers check, or wire transfer;

(ii)         Cashless Exercise: surrender of the Election to Purchase form at the principal office of the Company (by mail or facsimile) together with notice of cashless election, in which event the Company shall issue Holder a number of shares of common stock computed using the following formula:

  X = Y (A-B)/A

where:  X = the number of shares of common stock to be issued to Holder.

Y = the number of shares of common stock for which this Warrant is being exercised.

A = the Market Price of one share of common stock (for purposes of this Section 3(ii), the “Market Price” shall be defined as the average closing price of the common stock for the five trading days prior to the date of exercise of this Warrant (the “Average Closing Price”), as reported by the OTC Bulletin or in any over-the-counter market, provided, however, that if the common stock is listed on a stock exchange, the Market Price shall be the Average Closing Price on such exchange for the five trading days prior to the date of exercise of the Warrants.  If the common stock is/was not traded during the five trading days prior to the date of exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such five trading day period.

B = the Exercise Price.

For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the common stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued.  Moreover, it is intended, understood and acknowledged that the holding period for the common stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

(iii)         Net Issuance:  through a special sale and remittance procedure (“Net Issuance Procedure”) pursuant to which the Holder (or any other person or persons exercising the Warrant) shall concurrently provide irrevocable instructions (a) to a Company-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Warrant Price payable for the purchased shares plus all applicable Federal, State and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Notwithstanding the foregoing, in no event shall Holder be entitled to exercise any portion of the Warrant to the extent that, after such exercise, the sum of (1) the number of shares of common stock beneficially owned by the Holder, and (2) the number of shares of common stock issuable upon the full or partial exercise of the Warrant with respect to which the determination of this sentence is being made, would result in beneficial ownership by Holder of more than 4.99% of the outstanding shares of the Company’s common stock (after taking into account the shares to be issued to Holder upon such exercise).  For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) ”), and Rule 13d-3 promulgated thereunder.  The Holder further agrees that if the Holder transfers or assigns any of the Warrant to any affiliate of such Holder, such transfer or assignment shall be made subject to the transferee’s or assignee’s specific agreement to be bound by the provisions of this provision.

3.           NO STOCKHOLDER RIGHTS.  Unless and until this Warrant is exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, no dividends shall be payable or accrue in respect of this Warrant.

4.           RECAPITALIZATION.  Subject to any required action by the stockholders of the Company, the number of Warrant Shares covered by this Warrant, and the price per Share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued Warrant Shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company; provided however that the conversion of any convertible securities of the Company shall not be deemed having been “effected without receipt of consideration by the Company.”

In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, at the option of the Holder, the Holder shall be kept in a position equal to the Warrant by retaining the Warrant or by receiving a similar option in any successor to the Company or, alternatively, at the election of the Holder, shall be treated as if the Holder had exercised his right to purchase all or part of the Warrant Shares immediately prior to the consummation of the subject transaction.

Subject to any required action by the stockholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Warrant thereafter shall pertain to and apply to the securities to which a holder of shares equal to the Warrant Shares subject to this Warrant would have been entitled by reason of such merger or consolidation.

In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Agreement.

To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as hereinbefore expressly provided, Holder shall have no rights by reason of any subdivision or consolidation of share of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of shares subject to this Warrant shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger or consolidation, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The grant of this Warrant shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

5.           EXCHANGE.  This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new Warrants of like tenor representing in the aggregate the right to purchase the number of securities purchasable hereunder, each of such new Warrants to represent the right to purchase such number of securities as shall be designated by the Holder at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

6.           ELIMINATION OF FRACTIONAL INTERESTS.  The Company shall not be required to issue certificates representing fractions of securities upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests.  All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of securities, properties or rights receivable upon exercise of this Warrant.

7.           RESERVATION AND LISTING OF SECURITIES.  The Company shall at all times reserve and keep available out of its authorized shares of common stock or other securities, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of common stock or other securities, properties or rights as shall be issuable upon the exercise hereof.  The Company covenants and agrees that, upon exercise of this Warrant and payment of the Warrant Price, all shares of common stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

8.           NOTICE.  Any notice, request, instruction, or other document required by the terms of this Warrant, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by facsimile transmission to the addresses of the Parties as follows:

To:	“Company”	Material Technologies, Inc. Attn: Robert M. Bernstein, Chief Executive Officer 11661 San Vicente Boulevard, Suite 707 Los Angeles, California 90049 Fax: (310) 473-3177

To:	“Holder”	c/o Corporate Legal Services, LLP 2224 Main Street Santa Monica, CA 90405 Fax: 310 396 3290

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid.  If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient.  If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal.  If notice is given by facsimile transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

9.           AMENDMENTS.  This Warrant may be amended only by a written agreement executed by all of the Parties hereto.

10.         COUNTERPARTS.  This Warrant may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

11.         HEADINGS. The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

12.         EXCLUSIVE JURISDICTION AND VENUE.  The Parties agree that the Courts of the County of Los Angeles, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein

13.         SUCCESSORS.  All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective legal representatives, successors and assigns.

14.         WAIVER.  Neither Party shall be deemed, by any act or omission, course of conduct or otherwise, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving Party, and then only to the extent specifically set forth in such writing.  A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

15.         ATTORNEYS’ FEES.  If any legal action or any other proceeding, including arbitration or action for declaratory relief is brought for the interpretation or enforcement of this Warrant, the prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.  “Prevailing Party” shall include without limitation (a) a Party who dismisses an action in exchange for sums allegedly due; (b) the Party who receives performance from the other Party of an alleged breach or a desired remedy that is substantially equivalent to the relief sought in an action or proceeding; or (c) the Party determined to be the prevailing Party by an arbitrator or a court of law.

16.         GOVERNING LAW.  This Warrant shall be governed, construed and interpreted under the laws of the state of California, without giving effect to the rules governing conflicts of law.

17.         NOTICE OF RIGHT TO COUNSEL.  Each of the Parties has had the opportunity to, and has had, this Warrant reviewed by their respective attorney.  Each of the Parties affirms to the other that they have apprised themselves of all relevant information giving rise to this Warrant and has consulted and discussed with their independent advisors the provisions of this Warrant and fully understands the legal consequences of each provision.  Each Party further affirms to the other that they have not, and do not, rely upon any representation of advice from the other or from the other Parties’ counsel.

18.         REPRESENTATIONS OF HOLDER.

  (a)           Holder acknowledges that both the Warrant and the Warrant Shares will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) (“Rule 144”) and that the certificates evidencing the Warrant Shares will include this legend:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL

THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

Holder further acknowledges that the Warrant Shares cannot be sold unless registered with the United States Securities and Exchange Commission and qualified by appropriate state securities regulators, or unless Holder obtains written consent from the Company and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

  (b)           Holder has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Warrant Shares offered by Company of the size contemplated.  Holder represents that Holder is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment.  Holder has had a full opportunity to inspect the books and records of the Company and to make any and all inquiries of Company officers and directors regarding the Company and its business as Holder has deemed appropriate.

  (c)           Holder is an “Accredited Investor” as defined in Regulation D of the Securities Act of 1933 (the “Act”) or Holder, either alone or with Holder’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by Company or any affiliate or selling agent of Company, directly or indirectly, has sufficient knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of an investment in the Warrant Shares offered by Company and of making an informed investment decision with respect thereto and has the capacity to protect Holder’s own interests in connection with Holder’s proposed investment in the Warrant Shares.

  (d)           Holder is acquiring the Warrant Shares solely for Holder’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Warrant Shares.

  (e)           Holder will not sell or otherwise transfer the Warrant Shares without registration under the Act or an exemption therefrom and fully understands and agrees that Holder must bear the economic risk of Holder's purchase for an indefinite period of time because, among other reasons, the Warrant Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

IN WITNESS WHEREOF, intending to be legally bound, the Parties hereto have executed this Warrant Agreement on the 17th day of October, 2008.

COMPANY:	HOLDER:

MATECH CORP., a Delaware corporation	LIVINGSTON INVESTMENTS, LTD.

/s/ Robert M. Bernstein
By: Robert M. Bernstein	By: Carsten Rykov
Its: Chief Executive Officer	Its: Managing Director

FORM OF ELECTION TO PURCHASE

Matech Corp.
11661 San Vicente Boulevard, Suite 707
Los Angeles, CA  90049

(1)                   ☐           The undersigned hereby elects to purchase ________ shares of the Common Stock of Matech Corp (the “Company”) pursuant to the terms of the attached Warrant and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐           The undersigned hereby elects to purchase ________ shares of the Common Stock of the Company pursuant to the terms of the cashless exercise or net issuance provisions set forth in Section 2(ii) and 2(iii) of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

________________________
(Name)
________________________
________________________
(Address)

__________________________________ (Date)	_______________________________________________ (Signature) _______________________________________________ (Print name)

AMENDMENT DATED DECEMBER 2, 2008 TO
SETTLEMENT AGREEMENT AND GENERAL RELEASE

The following provisions (the “Amendment”) are hereby incorporated into, and are hereby made a part of, that certain Settlement Agreement and General Release, dated June 16, 2008 (the “Agreement”), by and between Matech Corp., a Delaware corporation (“Company”), and Livingston Investments, Ltd. (“Livingston”), and such provisions are effective retroactively to the date of the Agreement (the “Effective Date”).  All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

1.	Section 3(a)(i) of the Agreement is hereby deleted in its entirety.

2.	Section 3(a)(ii) of the Agreement is hereby deleted in its entirety.

3.	The Warrant Agreement issued pursuant to the Agreement, dated October 17, 2008, by and between the Company and Livingston is hereby canceled in its entirety as if it never existed.

4.	All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of December 2, 2008.

COMPANY:	LIVINGSTON:

MATECH CORP., a Delaware corporation	LIVINGSTON INVESTMENTS, LTD.,

By: Robert M. Bernstein	By:
Its: Chief Executive Officer	Its: